UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2007

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 22, 2007, Cabela’s Incorporated and certain of its subsidiaries (collectively, the “Company”) executed a Promissory Note (the “Note”) payable to the order of U.S. Bank National Association (“U.S. Bank”).  The Note provides for a $50,000,000 short-term credit facility.  The Note is unsecured and shall become due the earlier of (i) December 21, 2007, or (ii) the date the Company receives net proceeds equal to or greater than $50,000,000 from any offering of capital stock or equity interests of the Company.  The Company expects to repay amounts borrowed pursuant to the Note by either issuing senior notes to replace the Note or with cash generated from operations.  Advances under the Note will be used for the Company's general business purposes, including working capital support.  The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10 and incorporated herein by reference.

U.S. Bank, or its respective affiliates, have provided, currently provide, and/or may in the future provide investment banking, commercial banking, and/or other services to Cabela’s Incorporated and its subsidiaries.  Customary fees have been, or may in the future be, paid for these services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On October 26, 2007, Cabela’s Incorporated issued a press release announcing that it had executed the Note.  A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	10	Promissory Note dated October 22, 2007, among Cabela’s Incorporated and U.S. Bank National Association

	99	Press release dated October 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: October 26, 2007	By:	/s/ Ralph W. Castner
Ralph W. Castner Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10	Promissory Note dated October 22, 2007, among Cabela’s Incorporated and U.S. Bank National Association

99	Press release dated October 26, 2007